SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 14, 1999
          -------------------------------------------------------------

                           FLEET FINANCIAL GROUP, INC.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                  RHODE ISLAND
                -------------------------------------------------
                 (State or other jurisdiction of incorporation)

                 1-6366                                  05-0341324
 ---------------------------------------       ---------------------------------
       (Commission File Number)                (IRS Employer Identification No.)

      One Federal Street, Boston, MA                       02211
 ---------------------------------------       ---------------------------------
 (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code: 617-346-4000


        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events.

            As previously reported, Fleet Financial Group, Inc. ("Fleet") and BankBoston Corporation ("BankBoston") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated March 14, 1999 providing for the merger of BankBoston with and into Fleet (the "Merger").

            Fleet hereby files its Unaudited Pro Forma Condensed Combined Financial Statements and Notes thereto for the period ended March 31, 1999.

            Fleet also hereby files the consolidated balance sheets of BankBoston at March 31, 1999 and December 31, 1998 and the related consolidated statements of income for the three months ended March 31, 1999 and 1998.

            For additional information regarding the Merger, see the Registrant's Current Reports on Form 8-K dated March 14, 1999 and April 2, 1999.

Item 7.     Financial Statements and Other Exhibits.

            The following exhibits are filed as part of this report:

            Exhibit No.       Description
            -----------       -----------
              99(a)           Unaudited Pro Forma Condensed Combined Financial
                              Statements and Notes thereto
              99(b)           Consolidated Financial Statements of BankBoston
                              (incorporated by reference to pages 32-41 of the BankBoston Quarterly Report on Form 10-Q for the three months ended March 31, 1999 [Commission File
                              Number 1-6522]). (Portions of BankBoston's Form
                              10-Q not specifically incorporated by reference are not required for this Current Report and are not incorporated by reference herein).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                        FLEET FINANCIAL GROUP, INC.
                                                    Registrant


                                        By: /s/ William C. Mutterperl
                                            ------------------------------------
                                            William C. Mutterperl
                                            Executive Vice President,
                                            Secretary & General Counsel

Dated: May 14, 1999

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined balance sheet as of March 31, 1999 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 1999 and 1998 give effect to the pending merger (the "merger") of Fleet Financial Group, Inc. ("Fleet") and BankBoston Corporation ("BankBoston"), accounted for as a pooling of interests. The merger, anticipated to be consummated in the fourth quarter of 1999 if not earlier, is subject to shareholder and regulatory approval.

      The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Fleet and BankBoston under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements, and gives effect to the merger as if the merger had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the merger or the effects of any divestitures required by regulators.

      The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated historical financial statements of Fleet and BankBoston, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

      Pro forma per share amounts for the combined Fleet and BankBoston entity are based on the exchange ratio of 1.1844 shares of Fleet common stock, par value $.01 per share, for each share of BankBoston common stock, par value $1.00 per share.

             FLEET FINANCIAL GROUP, INC. AND BANKBOSTON CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              as of March 31, 1999

                                                                                      Pro Forma       Pro Forma
(Dollars in millions)                                     Fleet        BankBoston    Adjustments       Combined
                                                        ---------      ----------    -----------      ---------
ASSETS:
Cash, due from banks and interest-bearing deposits      $   4,857       $   4,108      $      --       $   8,965
Federal funds sold and securities purchased
  under agreements to resell                                    5           3,655             --           3,660
Securities                                                 11,059          13,882             --          24,941
Trading assets                                                670           4,213             --           4,883
Loans and leases                                           73,683          42,775             --         116,458
Reserve for credit losses                                  (1,724)           (758)            --          (2,482)
Due from brokers/dealers                                    2,726             101             --           2,827
Mortgages held for resale                                   2,155              --             --           2,155
Premises and equipment                                      1,233           1,291             --           2,524
Mortgage servicing rights                                   2,098              --             --           2,098
Intangible assets                                           3,423             793             --           4,216
Other assets                                                5,981           5,648             --          11,629
                                                        ---------       ---------      ---------       ---------

Total assets                                            $ 106,166       $  75,708      $      --       $ 181,874
                                                        =========       =========      =========       =========

LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
  Domestic:
    Noninterest-bearing                                 $  16,636       $   6,298      $      --       $  22,934
    Interest-bearing                                       47,712          27,724             --          75,436
  Overseas:
    Noninterest-bearing                                        --           1,534             --           1,534
    Interest-bearing                                        3,285          12,912             --          16,197
                                                        ---------       ---------      ---------       ---------
Total deposits                                             67,633          48,468             --         116,101
                                                        ---------       ---------      ---------       ---------
Federal funds purchased and securities sold
  under agreements to repurchase                            3,027           6,181             --           9,208
Funds borrowed                                              3,001           7,697             --          10,698
Due to brokers/dealers                                      3,823             218             --           4,041
Notes payable                                              15,586           5,611             --          21,197
Accrued expenses and other liabilities                      3,484           2,570            650 (4b)      6,704
                                                        ---------       ---------      ---------       ---------
Total liabilities                                          96,554          70,745            650         167,949
                                                        ---------       ---------      ---------       ---------
Stockholders' equity:
Preferred stock                                               691              --             --             691
Common stock                                                    6             307           (304)(4a)          9
Common surplus                                              3,291           1,106           (127)(4a)      4,270
Retained earnings                                           5,602           3,982           (650)(4b)      8,934
Accumulated other comprehensive income                         58             (37)            --              21
Treasury stock, at cost                                       (36)           (395)           431 (4a)         --
                                                        ---------       ---------      ---------       ---------
Total stockholders' equity                                  9,612           4,963           (650)         13,925
                                                        ---------       ---------      ---------       ---------

Total liabilities and stockholders' equity              $ 106,166       $  75,708      $      --       $ 181,874
                                                        =========       =========      =========       =========

  See Notes To The Unaudited Pro Forma Condensed Combined Financial Statements

             FLEET FINANCIAL GROUP, INC. AND BANKBOSTON CORPORATION
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    For the Three Months Ended March 31, 1999

                                                                                       Pro Forma     Pro Forma
(Dollars in millions, except per share amounts)             Fleet       BankBoston    Adjustments     Combined
                                                           --------     ----------    -----------    ---------
Interest income:
  Interest and fees on loans                               $  1,559      $  1,034      $     --       $  2,593
  Interest on securities and trading assets                     173           229            --            402
  Other                                                          46           109            --            155
                                                           --------      --------      --------       --------
Total interest income                                         1,778         1,372            --          3,150
                                                           --------      --------      --------       --------
Interest expense:
  Deposits                                                      424           473            --            897
  Funds borrowed                                                 80           180            --            260
  Notes payable                                                 201            84            --            285
  Other                                                          39            --            --             39
                                                           --------      --------      --------       --------
Total interest expense                                          744           737            --          1,481
                                                           --------      --------      --------       --------
Net interest income                                           1,034           635            --          1,669
                                                           --------      --------      --------       --------
Provision for credit losses                                     149            70            --            219
                                                           --------      --------      --------       --------
Net interest income after provision for credit losses           885           565            --          1,450
                                                           --------      --------      --------       --------
Noninterest income:
  Investment services revenue                                   248           134            --            382
  Banking fees and commissions                                  193           154            --            347
  Credit card revenue                                           141            21            --            162
  Venture capital revenue                                        41            34            --             75
  Other                                                         336           252            --            588
                                                           --------      --------      --------       --------
    Total noninterest income                                    959           595            --          1,554
                                                           --------      --------      --------       --------
Noninterest expense:
  Employee compensation and benefits                            542           473            --          1,015
  Occupancy and equipment                                       162           109            --            271
  Intangible asset amortization                                  71            15            --             86
  Other                                                         350           209            --            559
                                                           --------      --------      --------       --------
    Total noninterest expense                                 1,125           806            --          1,931
                                                           --------      --------      --------       --------
Income before income taxes                                      719           354            --          1,073
Applicable income taxes                                         281           131            --            412
                                                           --------      --------      --------       --------
Net income                                                 $    438      $    223      $     --       $    661
                                                           ========      ========      ========       ========

Net income applicable to common shares                     $    422      $    223      $     --       $    645
                                                           ========      ========      ========       ========

Weighted average common shares outstanding
  (in thousands):
    Basic                                                   568,546       295,935            --         919,051 (4c)
    Diluted                                                 588,572       298,477            --         942,088 (4c)

Per Common Share:
    Basic                                                  $   0.74      $   0.75      $     --       $    0.70 (4c)
    Diluted                                                    0.72          0.75            --            0.68 (4c)

  See Notes To The Unaudited Pro Forma Condensed Combined Financial Statements

             FLEET FINANCIAL GROUP, INC. AND BANKBOSTON CORPORATION
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    For the Three Months Ended March 31, 1998

                                                                                           Pro Forma      Pro Forma
(Dollars in millions, except per share amounts)                  Fleet       BankBoston   Adjustments      Combined
                                                                --------     ----------   -----------     ---------
Interest income:
  Interest and fees on loans                                    $  1,378      $  1,012      $     --       $  2,390
  Interest on securities and trading assets                          162           208            --            370
  Other                                                               54           117            --            171
                                                                --------      --------      --------       --------
Total interest income                                              1,594         1,337            --          2,931
                                                                --------      --------      --------       --------
Interest expense:
  Deposits                                                           438           462            --            900
  Funds borrowed                                                      84           207            --            291
  Notes payable                                                       89            65            --            154
  Other                                                               54            --            --             54
                                                                --------      --------      --------       --------
Total interest expense                                               665           734            --          1,399
                                                                --------      --------      --------       --------
Net interest income                                                  929           603            --          1,532
                                                                --------      --------      --------       --------
Provision for credit losses                                           92           140            --            232
                                                                --------      --------      --------       --------
Net interest income after provision for credit losses                837           463            --          1,300
                                                                --------      --------      --------       --------
Noninterest income:
  Banking fees and commissions                                       176           131            --            307
  Investment services revenue                                        201            82            --            283
  Venture capital revenue                                             30            52            --             82
  Securities gains                                                    51            25            --             76
  Credit card revenue                                                 56            10            --             66
  Gains on sales of businesses                                        --           165            --            165
  Other                                                              181           124            --            305
                                                                --------      --------      --------       --------
    Total noninterest income                                         695           589            --          1,284
                                                                --------      --------      --------       --------
Noninterest expense:
  Employee compensation and benefits                                 445           354            --            799
  Occupancy and equipment                                            154            94            --            248
  Intangible asset amortization                                       51            10            --             61
  Merger-related charges                                              73            --            --             73
  Other                                                              274           203            --            477
                                                                --------      --------      --------       --------
    Total noninterest expense                                        997           661            --          1,658
                                                                --------      --------      --------       --------
Income before income taxes                                           535           391            --            926
Applicable income taxes                                              212           153            --            365
                                                                --------      --------      --------       --------
Net income                                                      $    323      $    238      $     --       $    561
                                                                ========      ========      ========       ========

Net income applicable to common shares                          $    311      $    234      $     --       $    545
                                                                ========      ========      ========       ========

Weighted average common shares outstanding (in thousands):
  Basic                                                          567,778       292,542            --         914,265 (4c)
  Diluted                                                        587,184       296,840            --         938,761 (4c)

Per Common Share:
  Basic                                                         $   0.55      $   0.80      $     --       $    0.60 (4c)
  Diluted                                                           0.53          0.79            --            0.58 (4c)

  See Notes To The Unaudited Pro Forma Condensed Combined Financial Statements

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

      The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be consummated in the fourth quarter of 1999, if not earlier.

      Under GAAP, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of BankBoston will be combined with those of Fleet at book value. In addition, the statements of income of BankBoston will be combined with the statements of income of Fleet as of the earliest period presented. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet assumes the merger was consummated on March 31, 1999. Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income to conform presentations.

      Fleet and BankBoston anticipate that, in order to obtain regulatory approval for the merger, the companies will be required to divest approximately $13 billion of deposits, primarily in the Massachusetts, Connecticut and Rhode Island markets. No adjustment has been included, however, in the unaudited pro forma condensed combined financial statements for the anticipated divestitures. The reduction in net income related to such divestitures is estimated to be $160 million post-tax.

Note 2. Accounting Policies and Financial Statement Classifications

      The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined but are not expected to be significant. Transactions between Fleet and BankBoston that are not material in relation to the pro forma financial information have not been eliminated from the pro forma combined amounts.

Note 3. Merger- and Restructuring-Related Charges

      A liability of $1 billion (pre-tax) has been recorded in the unaudited pro forma condensed combined balance sheet to reflect Fleet's and BankBoston's best estimate of merger- and restructuring-related charges in connection with the merger. This liability resulted in a $650 million post-tax charge to retained earnings in the unaudited pro forma condensed combined balance sheet. The following table provides detail of the estimated charges by type, post-tax:

                                                             Estimated Costs
                                                                (Post-Tax)
      Type of Cost                                         (Dollars in millions)
--------------------------------------------------------------------------------

      Personnel                                                    $300
      Technology and operations                                     150
      Facilities                                                     75
      Branches                                                       25
      Transaction costs and other                                   100
--------------------------------------------------------------------------------
      Total                                                        $650
================================================================================

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    COMBINED FINANCIAL STATEMENTS (Continued)

      Personnel-related costs consist primarily of charges related to employee severance, termination of certain employee benefits plans and employee assistance costs for separated employees. Technology and operations costs include accelerated depreciation in excess of normal scheduled depreciation and certain liabilities that will be incurred as a result of the elimination of duplicate systems. Facilities charges consist of lease termination costs and other facilities-related exit costs, as well as accelerated depreciation in excess of normal depreciation, resulting from consolidation of duplicate headquarters and operation facilities. Branch-related costs are primarily related to the cost of exiting branches anticipated to be closed, including lease terminations and equipment write-offs. The effect of the proposed charge has been reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 1999. However, since the proposed charge is nonrecurring, it has not been reflected in the unaudited pro forma condensed combined statements of income. In addition, it is estimated that $60 million (post-tax) in other expenses related to the merger will be recognized in future periods as they are incurred. These charges have not been reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 1999.

Note 4. Pro Forma Adjustments

      (a) Pro forma adjustments to common stock, treasury stock and common surplus at March 31, 1999, reflect the merger accounted for as a pooling of interests, through: (1) the exchange of 351.3 million shares of Fleet common stock (using the exchange ratio of 1.1844) for the 296.6 million outstanding shares of BankBoston common stock at March 31, 1999, (2) the reclassification adjustment to common stock to reflect the $.01 par value of Fleet common stock, and (3) an adjustment for $431 million to reflect the retirement of BankBoston treasury stock and the reissuance of Fleet treasury stock.

      (b) Pro forma adjustments to accrued expenses and other liabilities and retained earnings reflect the $1 billion merger- and restructuring-related charge and a $350 million reduction in the deferred tax liability for the anticipated tax benefit of such charge. For additional information on the merger- and restructuring-related charges see Note 3.

      (c) The pro forma combined weighted average common shares outstanding for the three months ended March 31, 1999 and 1998 reflect Fleet weighted average common shares outstanding plus the converted BankBoston weighted average common shares outstanding. Each share of BankBoston common stock was converted into
1.1844 shares of Fleet common stock.

Note 5. Other Securities and Exchange Commission Filings

      In connection with its proposed merger with BankBoston, Fleet will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") registering Fleet common stock to be issued in connection therewith. This Registration Statement, which may be subject to review and comment by the Staff of the Commission, will include pro forma financial information for Fleet and BankBoston. Such pro forma financial information may differ from the pro forma financial information included herein.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    COMBINED FINANCIAL STATEMENTS (Continued)

NOTE 6. Selected Pro Forma Financial Information

      The pro forma information included herein may be subject to change as a result of the review of the classifications and the accounting policies of each entity. Certain conforming adjustments may be necessary, but are not expected to be material.

Pro Forma Consolidated                                        Three Months Ended March 31,
Summary of Operations:                                            1999          1998
                                                                --------      --------
Interest income (fully taxable equivalent)                      $  3,162      $  2,944
Interest expense                                                   1,481         1,399
                                                                --------      --------
Net interest income (fully taxable equivalent)                     1,681         1,545
Provision for credit losses                                          219           232
                                                                --------      --------
Net interest income after provision for credit
  losses (fully taxable equivalent)                                1,462         1,313
Noninterest income                                                 1,554         1,284
Noninterest expense                                                1,931         1,658
Net income                                                           661           561

Pro Forma Earnings Per Share:

Basic                                                           $    .70      $    .60
Diluted                                                              .68           .58
Weighted average basic shares outstanding (in thousands)         919,051       914,265
Weighted average diluted shares outstanding (in thousands)       942,088       938,761
Book value per common share                                     $  14.38 (a)  $    N/A
Cash dividends declared per common share                             .27          .245

Pro Forma Consolidated Balance Sheet - Average Balances:

Total assets                                                    $183,023      $161,544
Securities                                                        23,812        20,657
Loans, net of unearned income                                    115,185       106,309
Interest bearing deposit liabilities                              91,874        85,754
Funds borrowed                                                    21,447        19,223
Notes payable                                                     18,724         8,602
Stockholders' equity                                              14,370        13,292

Pro Forma Consolidated Ratios:

Net interest margin (fully taxable equivalent)                      4.37 %        4.46 %
Return on average assets                                            1.44          1.41
Return on average common stockholders' equity                      18.90         17.94
Average stockholders' equity to average assets                      7.85          8.23
Tier 1 risk-based capital ratio                                     6.49 (a)      7.00
Total risk-based capital ratio                                     10.90 (a)     11.22
Period-end reserve for credit losses to period-end
  loans, net of unearned income                                     2.13          2.09
Net charge-offs to average loans, net of unearned income             .76           .89
Period-end nonperforming assets to period-end
  loans, net of unearned income and OREO                             .57           .68

(a) Includes the effect of the $1 billion ($650 million post-tax) merger- and restructuring-related charge, but does not include the gains anticipated to be realized on the sales of branches and deposits which are expected to occur during 2000.